# Annual Report

## Cover Page

Name of issuer:

Minds, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 2/11/2011

Physical address of issuer:

PO Box 7681
Wilton CT 06897

Website of issuer:

https://minds.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

8

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $640,355.00 | $41,605.00 |
| Cash & Cash Equivalents: | $616,595.00 | $3,596.00 |
| Accounts Receivable: | $1,876.00 | $0.00 |
| Short-term Debt: | $0.00 | $0.00 |
| Long-term Debt: | $732,517.00 | $568,723.00 |
| Revenues/Sales: | $134,845.00 | $97,710.00 |
| Cost of Goods Sold: | $164,155.00 | $98,848.00 |
| Taxes Paid: | $673.00 | $567.00 |
| Net Income: | ($604,297.00) | ($335,228.00) |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

## Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

## THE COMPANY

1. Name of issuer:

Minds, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

## DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Bill Ottman | CEO | Minds | 2011 |
| John Ottman | Chairman | Solix | 2012 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Mark Harding | Co-founder | 2012 |
| Mark Harding | CTO | 2012 |
| Jack Ottman | COO | 2017 |
| Peter Schwartz | CFO | 2016 |
| Peter Schwartz | Principal Financial Officer | 2016 |
| Peter Schwartz | Comptroller | 2016 |
| Peter Schwartz | Principal Accounting Officer | 2016 |
| Bill Ottman | Founder | 2011 |
| Bill Ottman | CEO | 2011 |
| Bill Ottman | President | 2011 |
| Bill Ottman | Secretary | 2011 |
| Bill Ottman | Treasurer | 2011 |
| John Ottman | Co-founder | 2012 |
| John Ottman | Chairman | 2012 |
| John Ottman | Vice President | 2012 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| The Minds Trust (The primary beneficiary is Margaret Ottman. The eligible beneficiaries are Margaret Ottman, John Ottman III, Elizabeth Ottman and William Ottman) | 500,000 Common Stock | 20.0 |
| John Ottman | 500,000 Common Stock | 20.0 |
| Bill Ottman | 1,000,000 Common Stock | 40.0 |

## BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

**RISK FACTORS**

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Global markets for the Company's offering are highly competitive and subject to rapid technological change. The Company may not be able to effectively compete in some or all of these markets. Some competitors may have greater financial, research and development, operational and marketing resources than Minds and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Minds' competitors to respond more quickly with new, alternative or emerging technologies. The Company's quarterly and annual operating results may fluctuate widely, and be negatively affected by efforts to build volume or react to competition.

The Company relies on Amazon Web Services for hosting and other third party technology vendors such as Stripe, Braintree, Google and Paypal for payments and financial services. Any interruption in the availability of these services could have material negative impact on our ability to deliver service to users, as well as the profitability of these operations. Interruptions could occur due to both Internet outages as well as policy changes or terms violations according to these third parties. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings. Our long-term vision is to extract all third party hosting requirements in order to become independently sustainable.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Minds user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

Until now, Minds has obtained sufficient capital for operations primarily from investors and cash infusions from the founder. Future operations depend on Minds' ability to generate revenue. While Minds may consider funding its business in the future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained. In the two most recent fiscal years ending December 31, 2017, the Company has consumed a total of over $960K in cash. There is no guarantee that, even with significant subsequent cash infusions, the Company will break even or generate positive cash flows.

Minds is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. Minds' success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Minds operates. If any of Minds' key personnel were to quit the company or die, the business may be adversely affected.

Although most of our officers are full time, please note that Andy Culp and Peter Schwartz are not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

# Ownership and Capital Structure

**DESCRIPTION OF ISSUER'S SECURITIES**

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights |
|---|---|---|---|
| Common | 5,000,000 | 2,500,000 | Yes |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | |
| Options: | 500,000 |

24. Describe the material terms of any indebtedness of the issuer:

At December 31, 2017, drawings under the John Ottman Letter of Credit were $651,348. Interest under this facility accrues at a simple rate of 8% per annum. Also as of December 31, 2017, accrued interest payable under this line was $81,169. All drawings and accrued interest under the letter of credit are due and payable at December 31, 2018. The line of credit, including any accrued interest, will come due at the earlier of a financing event in excess of $5,000,000, sale of the Company, or the expiration date of the line of credit.

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|
| 6/2017 | Regulation Crowdfunding | SAFE | $1,029,595 | General operations |

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

At December 31, 2017, drawings under the John Ottman Letter of Credit were $651,348. Interest under this facility accrues at a simple rate of 8% per annum. Also as of December 31, 2017, accrued interest payable under this line was $81,169. All drawings and accrued interest under the letter of credit are due and payable at December 31, 2018. The line of credit, including any accrued interest, will come due at the earlier of a financing event in excess of $5,000,000, sale of the Company, or the expiration date of the line of credit.

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Minds is an open-source, community-owned social networking platform that rewards you for your activity online with revenue and more views on your content. We are built on a foundation of freedom, transparency, privacy and decentralization.

Traditional social media networks are overrun with surveillance, censorship, demonetization and restrictive algorithms. Minds solves these problems with free and open source software, free speech policy, anonymity, encryption and decentralization.

Milestones

Minds, Inc. was incorporated in the State of Delaware in February 2011. The company launched its Beta application and first mobile apps in 2015. In June 2017, Minds broke the record for fastest company ever to raise $1 million+ through SEC Regulation CF equity-crowdfunding from over 1,500 investors in just 19 days.

Since then, we have:

- 1M+ registered users

- 100K+ monthly active users (logged in)

- 500M+ boosted views served

- 250K+ token transactions

Historical Results of Operations

- Revenues & Gross Margin. For the period ended December 31, 2017, the Company had revenues of $134,856 compared to the year ended December 31, 2016, when the Company had revenues of $97,696. Our gross margin was -21.73% in fiscal year 2017, compared to -1.18% in 2016.

- Assets. As of December 31, 2017, the Company had total assets of $640,354, including $616,594 in cash. As of December 31, 2016, the Company had $41,605 in total assets, including $3,596 in cash.

- Net Loss. The Company has had net losses of $604,297 and net losses of $335,228 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- Liabilities. The Company's liabilities totaled $1,783,316 for the fiscal year ended December 31, 2017 and $580,283 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $1,383,395 in equity, through both a seed-round and a SEC Regulation CF equity-crowdfunding campaign.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We have access to an additional $350,000 remaining under the letter of credit. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Minds, Inc. cash in hand is $459,539, as of March 2018. Over the last three months, revenues have averaged $9,000/month, cost of goods sold has averaged $20,500/month, and operational expenses have averaged $56,000/month, for an average burn rate of $67,500 per month.

Minds has access to an ongoing line of credit of $1M, which is drawn upon only as necessary, so total access to cash is not reflected in cash on hand. The remaining balance as of December 21, 2017 was $350,000.

Message to Investors

Greetings Minds Investor Community,

The last 9 months have been incredible. Everyday we are seeing why our strategy and philosophy are so critical to the next evolution of technology companies. Internet freedom, transparency, privacy, monetization and rewards are in increasing demand and the traditional networks that don't hold these values are being punished severely by the market.

We have been deeply product-focused since the Wefunder, and based on your feedback so far, that was well worth it. Our applications for both web and mobile are performing better than ever as we move towards the Ethereum Main Net this year. One of the most significant products we launched was Wire, a p2p crowdfunding system where users can exchange tokens for rewards such as exclusive content. Helping creators monetize independently and earn rewards for the engagement they bring to the network is core to the way Minds works.

For the first time ever, Facebook saw a decline in quarterly active users, and they continue to lose the trust of their community due to their mishandling of personal data, algorithm manipulation and unethical surveillance practices. People are searching for a viable alternative that respects user rights, and Minds is well positioned to capitalize on this movement.

In June 2017, we broke the record for the fastest company ever to raise $1 million in a SEC Regulation CF equity-crowdfunding campaign from over 1,500 investors in just 19 days. This was a major achievement and helped Minds become a truly community-owned network.

Our active user base has more than doubled and all of our key indicators continue to show strong growth. Total boost volume grew by 385% and we are currently serving over 40 million boosted views per month. Additionally, new user signups increased by 90% year over year and continues to grow as issues with traditional social networks become more apparent. Total revenues were up 38% in 2017.

Thank you for being a part of this with us. Please reach out to us directly with any ideas, concerns or questions.

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

# ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://minds.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

# APPENDICES

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# MINDS

*The community-owned social network*

**$1,036,095** raised from **1541** investors
*Successfully Funded on Jun 10 2017*

*Minds is a community-owned social networking platform that rewards you for your activity online with revenue and more views on your content. We are built on a foundation of freedom, transparency, privacy and democratization.*

*$300k on day one! We encourage everyone to invest and help us raise $1m in record time.*



Bill Ottman
CEO, MINDS

## OUR AMBITION

Our mission is to become the top social network on earth, powered by the people.

Traditional social media networks are overrun with surveillance, censorship, demonetization and restrictive algorithms. Minds solves these problems with free and open source software, free speech policy, anonymity, encryption and decentralization.

## KEY FACTS

- 2 million+ unique monthly visitors
- 650 million+ views served
- 3.8 million+ newsfeed impressions served/day
- 67% revenue growth in 2016
- 600,000+ registered users
- 250,000+ mobile app installs
- Top 4,000 site in the US

## DOCUMENTS

Video Transcripts

https://minds.com *from Wilton CT*

TECH COMMUNITY MARKETING SOFTWARE ADVERTISING APP BITCOIN FILM ENTERTAINMENT ANALYTICS SUSTAINABILITY API ART B2B B2C MEDIA CRYPTOCURRENCY CROWDFUNDING EDUCATION MUSIC MOBILE MARKETPLACE PAYMENTS SAAS SHARING ECONOMY SOCIAL SOCIAL IMPACT

## Why I Like Minds

*2 million views on my Minds account already in just 6 months. Unreal. Mainstream social media will fall just like mainstream media.*

**Dave Cullen**
FOUNDER, COMPUTING FOREVER

### THE BUZZ ABOUT MINDS

*Minds.com is an example of how modern tech start-ups are evolving under the bootstrap model. From savvy use of the cloud, open source software, and free Internet services to support their global developer network, they have built a compelling and innovative young company. Such extreme efficiency was just not possible only a few years ago.*

**George Kadifa**
Managing Director, Sumeru Equity Partners

*I was banned from Twitter for no apparent reason. Thank God for Minds.com.*

**Carl Benjamin**
Sargon of Akkad (535,000+ YouTube subscribers)

*Given that Facebook, Youtube, and Twitter have started suppressing my content with algorithms, my followers should start following me here on Minds to ensure that they wont be being fed a censored feed void of my posts.*

**Millie Weaver**
Reporter @ Infowars

*Every civilization deserves a secure, open source social networking app. Minds could be the one.*

**Douglas Rushkoff**
Media Theorist

*Becoming clearer and clearer to me that the main social platforms are censoring and banning people. Think I need to spend more time here...*

**Dave Rubin**
Founder, The Rubin Report

*Congratulations to Minds, a new wave of social networking. Boston Global Forum will definitely use Minds to implement our initiatives for peace and security in the world.*

**Nguyen Anh Tuan**
Founder, Boston Global Forum

*Minds.com is the most promising, open-source, encrypted alternative to Facebook around right now. For anyone who has concerns about how their data is being handled, or who prefers a truly open Internet where their network and their influence is not controlled, Minds.com is the obvious choice. All of us will benefit from this alternative gaining legitimacy, and now is the time to get on board.*

**Daniel Pinchbeck**
Author

*One of the most concrete things that Internet users can do to fight back is to move away from giant, centralized web services and start using ethical, open-source, privacy-conscious social networks like Minds.*

**Evan Greer**
Campaign Director, Fight For The Future

*By launching under the AGPLV3 license Minds is demonstrating its commitment to the free software movement and firmly takes the side of internet freedom.*

**Daniel Doubrovkine**

CTO, Artsy

*Minds offers us what other social media sites refuse to: privacy and respect.*

**Nick Bernabe**

Founder, The Anti-Media

*Minds' stated goal is to provide complete confidentiality for their users. By engineering HTTPS throughout their application, and leveraging end-to-end RSA 2048-bit encryption for messaging in their beta release, they are well on their way to achieving that goal.*

**Josh Shaul**

Vice President, Product Management at Akamai Technologies

*The Social Media Exodus Has Begun. Here's Where Everybody's Going.*

**James Corbett**

Founder, The Corbett Report

*I have tried many new social media sites and they always let me down. I'm actually surprised at how impressive I find Minds to be.*

**Tim Pool**

Award Winning Journalist and Technologist

*Minds is becoming the hub for independent media and activism! In a time of great censorship, the truth reigns supreme on minds.com.*

**Tami Canal**

Founder, March Against Monsanto

HUFF POST

**Minds.com and the State of Online Discourse**

Censorship and echo chambers are limiting the potential of the internet. Can Minds.com create a place for sustained engagement online? Twitter and Facebook have problems as outlets for complex thoughts. On Twitter and Facebook, those who

September 7, 2016 @ huffingtonpost.com

BUSINESS INSIDER

**Anonymous is supporting a new privacy-focused social network that takes aim at Facebook's shady practices**

As if there weren't enough social networks out there, here's another new social network. But this one hopes to attract the likes of online freedom activists, and it even wrangled the attention of Anonymous. Minds.com is a social network like most

December 6, 2015 @ businessinsider.com

VOA Voice of America

**Social Media Network Wants Privacy in User's Hands**

In ways both obvious and subtle, Facebook may be the best proof of the old adage "there's no such thing as a free lunch." The social network is free for anyone to join but in exchange it's constantly vacuuming up public and private data about its

July 6, 2015 @ voanews.com



**The Man Behind An Encrypted Network That Will Take Down Facebook**

In this video Luke Rudkowski talks to the CEO and one of many people behind minds.com a new opensource encyrpted social network that many are saying will destroy facebook. The new social network took off and gained popularity when

June 20, 2015 @ youtube.com

SocialTimes

**Minds Launches Virtual Currency-Powered Social Networking App**

Minds announced the beta launch of its open-source social networking platform for iOS, Android and the Web. The app was designed in part to help users expand their viral reach, and it offers a points system, giving users control of their content sharing

June 19, 2015 @ adweek.com

### Anonymous backs new encrypted social network site

A new social network, backed by the Anonymous group, aims to take on major sites like Twitter and Facebook with a commitment to privacy and transparency. The site, Minds.com, has the same basic set-up as other social networks. Users post updates to

June 18, 2015 @ bbc.co.uk

### Anonymous launch snooper-proof social network

The international hactivists are promoting an encrypted Facebook alternative that cannot be read by corporations and governments.

June 17, 2015 @ i-d.vice.com



### Encrypted Social Network 'Minds' Will Protect User Data From Government and Corporate Snoops

"Regain control of your social world," advertises the homepage of new, privacy-oriented social-media platform Minds.com. Minds excels where other popular social networks, particularly Facebook, fail: protecting user privacy and not using or selling

June 17, 2015 @ reason.com

### Anonymous is building a site to kill Facebook

A new social network, backed by members of Anonymous, hopes to take on Facebook and the other social media giants with a commitment to privacy, security and transparency about how posts are promoted. The site, Minds.com, has the same

June 17, 2015 @ independent.co.uk

### Anonymous backs encrypted social network 'Minds'

A new privacy-focused social network has seemingly won the support of hacker collective Anonymous. Minds.com has just launched on web and mobile and is not only a social network in its own right, but operates as a free and open-source

June 16, 2015 @ wired.co.uk

### Facebook's Latest Challenger: Social Network 'Minds' Pushes Privacy And Transparency

Bill Ottman has spent the past decade pushing for paradigm shifts in the consumption of news and conversations around media. His latest target: Facebook. In the age of social networks and several loud Facebook competitors, Ottman launched Minds.com

June 15, 2015 @ ibtimes.com

### Non-creepy social networks make it to your smartphone

In response to fears over privacy, small social networks offer encryption and refrain from selling user data. Now their services are coming to mobile devices.

June 15, 2015 @ cnet.com

### Struggling With Facebook Organic Reach Decline? Try This New Open Source Social Networking App

If you have been burnt by the decline of the organic reach of your Facebook pages, you may consider trying something different, although of course it's hard to replace a website that has become such an integral part of our lives. Minds.com founder and

June 15, 2015 @ forbes.com

## Meet Minds: A Free & Open Source Social Networking Platform



Original
Portrait of Dorothy Gale
Bill Ottman
EvilOtter
PURCHASE
2524566
Peer2Peer Boost Review
100 Points
100 Views
Boost

*"Every civilization deserves a secure, open source social networking app. Minds could be the one."*



Douglas Rushkoff
Media Theorist

*"I have tried many new social media sites and they always let me down. I'm actually surprised at how impressive I find Minds to be."*



Tim Pool
Award Winning Journalist and Technologist

## How We Do It

**We've built a full-spectrum of features to empower communication and organic reach.**


35866 points

### Wallet

Monetize your channel and track your transactions.



### Channels

Your public profile to share your ideas with the world.


Boost
73 views

### Boost

Get more views on your content by exchanging points for views. 1 point = 1 view.



### Messenger

Communicate with end-to-end encrypted chat for real privacy.



### Blog

Write about topics you are passionate about.



### Newsfeed

View your subscriptions' posts and comment in real-time. Post statuses, images and videos.



### Groups

Create public and closed communities.



### Video

Upload and share native HD videos.

## Our Network Is Growing Rapidly

**Since our inception, we've gained viral traction with every new release, and we haven't even left beta. Early adopters are finding it far easier to gain views and a following on Minds than other major social networks.**

*Check out our traffic stats on Alexa.*



Total Users Thru April '17: 600,000
600,000
450,000
300,000
150,000
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Total Users



Monthly Page Views in April '17: 11,227,449
10,000,000
7,500,000
5,000,000
2,500,000
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Monthly Page Views


Total Post Views Thru April '17: 400,000,000
400M
300M
200M
100M
0
Apr. '15
Oct. '15
Apr. '16
Oct. '16
Apr. '17
Total Post Views

## How Minds Generates Revenue

**Demand for greater reach, monetization tools and social network control is rising.**


+ 50
Daily login reward.

### Points & Boost

Users buy points to boost their content for greater reach.


Boost
73 views

### Priority Boost

Users can get to the front of the boost feeds for an extra fee.



### Ad-Revenue

Minds is an alternative ad network and generates revenue from partners who place ads in our content.



### P2P Payment Service

Minds takes 5% fee on P2P transactions between channels such as premium content subscriptions, Wire and P2P boost.



### Hosting

Minds hosts custom branded social networks and mobile apps for monthly subscription payments.

## How Users Generate Revenue on Minds

### Users can monetize their channels to activate an array of options to make a living online.


Bill Ottman
@ottman
SUBSCRIBE
SUBSCRIPTIONS
20550

### Paid Subscriptions

Set a monthly price for your fans to pay for your exclusive content and services.


Peer2Peer

### Peer-to-Peer Boost

Receive offers from other channels to share their content in exchange for points or dollars.



### Ad Revenue

Monetize your blog with ads.


1000
SEND

### Minds Wire

Receive tips from your audience for content they enjoy in points, dollars or Bitcoin.

## How Users Can Go Viral Boosting On Minds

**Minds users earn points for activity on the site, or they may also buy points to boost their posts to wider audiences.**

1 point = 1 view | $1 = 1,000 points



5000
Points
5000
Views
CANCEL
BOOST!

Rewards

| | |
|---|---|
| Post a text/link activity | +1 |
| Get commented on | +1 |
| Be subscribed to | +5 |
| Get voted up | +5 |
| Get reminded | +5 |
| Post a rich media activity | +15 |
| Publish a blog | +15 |
| Hourly | +20 - 50 |

## Our Journey So Far

**The Internet and press response to Minds.com has been wildly enthusiastic—proving people are hungry for an alternative social network.**

*Projections are dependent on variables outside of our control and may not materialize as displayed.*

**December 2014**

**Minds alpha go live; 50k registered users.**

**March 2015**

**More early users join Minds**

112K registered users; 1.2 million pageviews.

**June 2015**

**Our Mobile App Launches**

Mobile App Launches with viral boost/reward system and encrypted chat, and goes viral with 104K mobile downloads (iOS and Android).

**July 2015**

**Press Frenzy Over Minds.com**

Mainstream global media outlets erupt on reports of collective support of Minds for solving privacy and viral reach issues; Huffington Post, Forbes, Vice, Wired, BBC more.

**March 2016**

**Strong Growth Momentum**

381K registered users; 4.1 million pageviews; 4.3K mobile downloads (149K total); 3.5 million boosted views.

**September 2016**

**Minds releases full stack of software as free and open source. Growth momentum continues.**

Minds releases full stack of software as free and open source. Growth momentum continues.

**January 2017**

**Global Monetization**

Enables Minds channels to create exclusive content viewable only by subscription, collect ad revenue, and exchange peer to peer payments with fellow vloggers, writers and watchers.

**March 2017**

**More Growth Momentum**

573k registered users; 8.1 million pageviews; 33.6 million boosted views; 10.3K mobile downloads (235K total).

**Q2 2017**

**Minds Becomes a Top 10,000 Website Worldwide**

Minds Mobile2.0 (iOS and Android) establishes a next generation mobile technology delivery platform. New features include Blogs, Groups and Wire enabling Minds channels to pay each other with Minds points or cash as a reward for their content.

## A Conversation with the Founder of Minds

**What's the problem Minds.com is solving?**

The lightbulb moment

What drives customers to your site?

# Let's Build a Real Social Network

*Watch the founder Bill Ottman on Timcast below.*


OPEN TO
WEST SIDE HWY
5 YEARS
Newsstand

*Over the last few years, Minds has emerged from the grassroots of alternative media and activism to become a top open source competitor to Facebook, Twitter and Google. How did this happen?*

*The first milestone was clearly understanding who we are. We are Minds. Our name resonates with the global community because it represents everyone. We are not the typical tech startup because we have an underlying philosophy of freedom.*

*The next step was delivering the core platform and software that could actually scale and be a viable competitor, functionally. This took years of effort and what I can only describe as pure madness in the laboratory. It was the most challenging time of my life and I imagine the same can be said for others on the team. Now, we have finally landed on a stack that can handle the masses, and we've proven it with repeated viral migration events and millions of people on the app. There's still a long way to go, but we have something that people love now.*

*We do things differently from how status-quo networks operate. They want to dominate and data-mine you. We want to liberate. They keep their code secret, we share it with everyone. They spy on you, we engineer encryption everywhere. They restrict reach and speech with annoying algorithms, we amplify it with rewards. They offer limited tools to make money, our mission is to help everyone earn a living doing what they love.*

*Ultimately, we think the next major social network will actually be a decentralized network of networks, not "one ring to rule them all." The free nature of our app means that anyone can build their own app based on Minds, and since we all share our code with each other, it creates a self-propelling movement. These apps can all optionally interconnect, thus creating an unstoppable, distributed force.*

*Minds.com and Minds.org are powerful destinations that people want to be a part of because they feel they are capable of reaching the top. The company is a literal manifestation of the people's contributions to the network, and now we are taking this principle to the next level by opening up ownership to the world.*

*Social impact and revenue are both required for true success. So whether your interest as a potential investor and co-creator lies in the freedom realm or viral reach and revenue world, I hope you'll join Minds. It's already yours.*

*Let's do this,*



*Bill Ottman*
*Founder & CEO*

# WHY I INVESTED IN MINDS

*"The vision for Minds sprang from the passion of a young entrepreneur seeking to build a mindful social platform for the free exchange of ideas. Today, Minds is a high growth social media platform based on freedom of speech, privacy, rewards, monetization and expanding social reach.*

*Minds is a market disruptor because the users are in control. With over 2 million monthly active users, Minds is challenging mainstream social media by empowering users to control their own social world. Minds has done a terrific job establishing revenue, growth and momentum.*

*As a veteran high tech entrepreneur, angel investor and operating executive, Minds is my lead investment. I am also delighted to support our founder and CEO, Bill Ottman, in my roles as chairman and co-founder of Minds."*



John Ottman

CHAIRMAN, COFOUNDER AND LEAD INVESTOR, MINDS, INC

## Meet the Founders



**Bill Ottman**

CEO

*Internet entrepreneur, freedom of information activist and artist*



**Mark Harding**

CTO

*Chief Technology Officer at Minds*



**John Ottman**

Chairman

*Working for and building great companies for over 20 years*



**Ian Crossland**

Director of Media

*Producer, visionary and social media engineer*

## AND THE REST OF THE TEAM



**Peter Schwartz**
CFO



**Mark Andrew Culp**
Director of Finance



**Emiliano Balbuena**
Senior Developer



**Taylor Humphrey**
Marketing Associate



**Jason Tyra**

# Raised $1,383,395 From 1542+ Investors

**Eric Rodrigues**

**Faizan J. Khan**
*Angel Investor, Free Thinker*

**Teddy MacKenzie**

**Frank James Crow**
*Software Engineer, Home Brewer, Martial Artist, and former percussion instructor!*

**El Davi**

**Shawna E Fowler**

MORE INVESTORS

# Interview

– COLLAPSE ALL

### WF: What is Minds?

Minds is a community-owned social networking platform that rewards you for your activity online with revenue, digital currency and more views on your content. We are built on a foundation of freedom, privacy and democratization.

## WF: What problem not addressed by other social networks is Minds trying to solve?

M: Disgruntled social media consumers and professional content creators are in an uproar over unfair business practices that threaten Internet freedoms and limit their ability to earn a living online.

The outrage is loudest over censorship, fake news filters and algorithms that limit organic reach to as low as 3% of the intended audience. Creators who rely on Internet ads to make money may routinely face demonetization of their content when it is deemed controversial by unseen editors. Everyday users who fuel the networks with activity have surrendered their rights and privacy through surveillance and the lack of transparency inherent in proprietary software business models.

## WF: How is Minds different from other social media networks?

M: Minds differentiates itself from other social networks in three essential ways:

Internet freedom - Minds is engineered for freedom of speech, transparency and privacy. Users may choose to be anonymous, if they wish, and free speech is limited only by US law. The software is free, open source and encrypted end-to-end for maximum transparency and privacy, peer-reviewed at (https://www.minds.org).

Expanded reach - Minds channels organically reach 100% of their subscribers. The Minds Boost feature expands reach even further through a system which rewards users for site activity with Minds points, a digital currency that may be exchanged for views on the Minds network at a rate of one point per view.

Monetization - Minds believes that users should be rewarded for their efforts online and pays users points that may be redeemed for views on the network. Minds also pays bloggers for revenue earned by placing banner ads on their content, and any channel may create exclusive content viewable only via paid monthly subscription. Finally, Minds Wire enables peer to peer payments between channels in Minds points, USD or Bitcoin as a reward/tip for posting awesome content.

## WF: How does Minds make money?

M: Minds has four sources of revenue:

Products - Minds sells Boost Points to its users who exchange them for views on the Minds network. 1 Point = 1 view. Minds also earns a 5% commission on peer-to-peer financial transactions between channels such as subscriptions for exclusive content.

Media ads - Minds channels may monetize blogs with third party banner ads and split the advertising revenue with Minds 80/20. The company also operates several blogging channels for the express purpose of driving banner ad revenue.

Hosting Income - Minds offers enterprise grade hosting services for customers to launch their own private branded social network.

Professional services - While professional services and consulting is not a priority for Minds, we offer hourly consulting services for client projects to implement Minds.

## WF: How do you acquire new users?

M: Minds growth strategy so far has been organic through word-of-mouth and propelled from the support of the global free speech, privacy, alternative media and open-source communities. We have spent very few resources on marketing, but we do have access to millions of followers on other social network pages we administrate, which we are constantly using to migrate users via viral news articles. As old social networks continue to censor, spy and limit the reach of their users, the demand grows for an ethical alternative.

### WF: What's new about what you're making?

M: We operate very differently than most traditional social networks. They spy, we encrypt. They limit your voice, we expand it. They don't share their code, we share it all. Minds users are excited because they are rewarded for their efforts online with digital currency, privacy and monetization tools.

### WF: How big is the market?

About 2 billion people use social networks, spending nearly $40 billion on social media advertising.

### WF: What's your biggest risk?

M: First, we are operating in a highly competitive market and are subject to rapid technological change. Our biggest risk is that we may not be able to effectively compete in some or all of these markets. To remain competitive and increase client demand, Minds must develop and manage successive platform releases and transitions with great execution.

Second, Minds is subject to local laws and regulations worldwide. Changes in these administrative protocols could materially increase the cost of doing business, or even preclude it. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings.

### WF: What do you understand about your business that others don't get?

M: We understand that free and open source software inevitably benefits end-users with greater transparency, reach, rewards, privacy, revenue and features. This is because pace of development and innovation occurs fastest when global developers have greatest access to code.

People are becoming increasingly aware of the nature of the apps they use, and the knowledge of free and open source code will be even more common in the future, as machines integrate more heavily into our daily lives. We need to know what those machines are up to; Minds is leading the charge toward a future where we control the robots and not the other way around.

### WF: How many users do you have?

Minds currently is operating at 2 million unique monthly users.

### WF: What do you tell people who are skeptical of your chances of competing with Facebook?

M: If you had the option of choosing freedom and abundance or slavery, which would you choose? Minds rewards users in every sense, and the system is working and growing. Facebook does the opposite and people are upset. Once the functionality is fully competitive, people will, at the very least, supplement their experience with an ethical and reward-based alternative.

In addition to freedom, free and open source software also enables extreme software development productivity such that a small team may create an even better result than a large organization with far greater resources.

### WF: Who makes up your in-house team working on the project?

M: Minds is led by its Founder & CEO Bill Ottman. Bill is responsible for the vision and creation of Minds and is the leader of the Minds open source community. In addition to his significant online following, Bill is a recognized leader in the Internet freedom and open source software movements.

John Ottman is Chairman and Co-founder of Minds and also Bill's father. John is a veteran software entrepreneur, angel investor and Minds lead investor. He provides leadership and guidance to the team and even helps out with site operations.

Mark Harding is Minds CTO, and he is responsible for all engineering and software development. Mark manages two in-house software engineers and also directs the development efforts of the Minds open source community of global developers.

Ian Crossland is Minds Director of Media and visionary, helping guide site changes with his vast experience as a video blogger and entrepreneur. He works, intrinsically, on daily operations throughout the site and advises the team on future goals and directional plans.

### WF: What has been your biggest obstacle so far? How did you overcome it?

M: When Facebook changed its algorithm, our organic reach was cut enormously. Revenues plummeted and the company faced a survival crisis. We learned then that Minds could not survive as a business by relying on Facebook and Twitter for traffic. We needed to build our own independently sustainable community. And, we did! Now, the majority of our traffic is organic, from logged-in users. This was an epic undertaking.

### WF: Where did the idea for Minds come from?

M: Frustrated by encroachments on Internet freedom and degraded business practices at top proprietary social networks, a team of software developers led by Minds Founder & CEO, Bill Ottman, joined with a gathering of minds around the world to create a new social media model engineered for Internet freedom and user control.

### WF: What's your cash flow?

M: As of April 2017, we have $20,686 cash in hand and were burning cash of approximately $36,000 per month. The difference will be funded by the founders reserve as well as $1mm line of credit.

## Ask a Question

Type your question here...

ASK QUESTION

**Wythe Marschall** Jun 8

The idea of a censorship-free, community-managed social network is intriguing. But I can't seem to find information here (and please excuse me if it exists and I've simply missed it) on how you plan to deal with hate speech. Are you at all worried that "free of censorship" will attract so-called Alt-Right?



**Ian Crossland** Director of Media FOUNDER Jun 9

We allow users to block accounts on a case by case basis so that you can craft your own experience. This said, as long as behavior does not violate site terms or US law, it will be allowed on the site.

LIKE

**Jacob Nilcrants** May 9

What do I gain if I invest in Minds.com? Is this just a donation campaign or do I actually get shares that I can buy and sell?



**Mark Harding** CTO FOUNDER edited May 9

This is an equity crowdfunding campaign. Checkout *https://wefunder.com/faq/securities* for more information about SAFE

LIKE

MORE QUESTIONS



# MINDS

## *2017 Report*

# *Dear investors,*

Greetings Minds Investor Community,

The last 9 months have been incredible. Everyday we are seeing why our strategy and philosophy are so critical to the next evolution of technology companies. Internet freedom, transparency, privacy, monetization and rewards are in increasing demand and the traditional networks that don't hold these values are being punished severely by the market.

We have been deeply product-focused since the Wefunder, and based on your feedback so far, that was well worth it. Our applications for both web and mobile are performing better than ever as we move towards the Ethereum Main Net this year. One of the most significant products we launched was Wire, a p2p crowdfunding system where users can exchange tokens for rewards such as exclusive content. Helping creators monetize independently and earn rewards for the engagement they bring to the network is core to the way Minds works.

For the first time ever, Facebook saw a decline in quarterly active users, and they continue to lose the trust of their community due to their mishandling of personal data, algorithm manipulation and unethical surveillance practices. People are searching for a viable alternative that respects user rights, and Minds is well positioned to capitalize on this movement.

In June 2017, we broke the record for the fastest company ever to raise $1 million in a SEC Regulation CF equity-crowdfunding campaign from over 1,500 investors in just 19 days. This was a major achievement and helped Minds become a truly community-owned network.

Our active user base has more than doubled and all of our key indicators continue to show strong growth. Total boost volume grew by 385% and we are currently serving over 40 million boosted views per month. Additionally, new user signups increased by 90% year over year and continues to grow as issues with traditional social networks become more apparent. Total revenues were up 38% in 2017.

Thank you for being a part of this with us. Please reach out to us directly with any ideas, concerns or questions.

### We need your help!

Marketing: Easily one of the most important actions is to get your network on Minds. Utilize the referral link in your settings, link us up with influencers and thought leaders, print out stickers and flyers from https://minds.com/branding, evangelize the platform wherever you can! Feel free to contact us with creative ideas.

*Sincerely,*

Bill Ottman
CEO

Mark Harding
CTO

John Ottman
Chairman

Ian Crossland
Director of Media

## Our Mission

Our mission is to become the top social network on earth, powered by the people. Traditional social media networks are overrun with surveillance, censorship, demonetization and restrictive algorithms. Minds solves these problems with free and open source software, free speech policy, anonymity, encryption and decentralization.

See our full profile

## How did we do this year?

### Report Card

**A-**

### The Good

We launched entirely new apps, exited Beta and deployed a blockchain economy to reward users for contributions with tokens.

We surpassed 1 million registered users, doubled our active user base and have positive revenue momentum.

In 2018 Minds has been featured in dozens of mainstream and alternative media outlets.

### The Bad

Reliance on proprietary third parties for anything has proved problematic with Google, Apple, etc

Costs continue to rise, especially with video transcoding, bandwidth and Cloudfront.

Crypto regulation uncertainty forces Minds to differentiate from the crypto market by building a working utility product day one.

## 2017 At a Glance

January 1 to December 31

**$134,845** +38%
Revenue

**-$604,297**
Net Loss

**$0**
Short Term Debt

**$0**
Raised in 2017

**$459,539**
Cash on Hand
As of 03/31/18

**15**
Months of Runway
As of 03/31/18

INCOME | BALANCE | NARRATIVE

## Overview

Minds is an open-source, community-owned social networking platform that rewards you for your activity online with revenue and more views on your content. We are built on a foundation of freedom, transparency, privacy and decentralization.

Traditional social media networks are overrun with surveillance, censorship, demonetization and restrictive algorithms. Minds solves these problems with free and open source software, free speech policy, anonymity, encryption and decentralization.

## Milestones

Minds, Inc. was incorporated in the State of Delaware in February 2011. The company launched its Beta application and first mobile apps in 2015. In June 2017, Minds broke the record for fastest company ever to raise $1 million+ through SEC Regulation CF equity-crowdfunding from over 1,500 investors in just 19 days.

Since then, we have:

- 1M+ registered users

- 100K+ monthly active users (logged in)

- 500M+ boosted views served

- 250K+ token transactions

## Historical Results of Operations

- Revenues & Gross Margin. For the period ended December 31, 2017, the Company had revenues of $134,856 compared to the year ended December 31, 2016, when the Company had revenues of $97,696. Our gross margin was -21.73% in fiscal year 2017, compared to -1.18% in 2016.

- Assets. As of December 31, 2017, the Company had total assets of $640,354, including $616,594 in cash. As of December 31, 2016, the Company had $41,605 in total assets, including $3,596 in cash.

- Net Loss. The Company has had net losses of $604,297 and net losses of $335,228 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- Liabilities. The Company's liabilities totaled $1,783,316 for the fiscal year ended December 31, 2017 and $580,283 for the fiscal year ended December 31, 2016.

## Liquidity & Capital Resources

To-date, the company has been financed with $1,383,395 in equity, through both a seed-round and a SEC Regulation CF equity-crowdfunding campaign.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We have access to an additional $350,000 remaining under the letter of credit. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

## Runway & Short/Mid Term Expenses

Minds, Inc. cash in hand is $459,539, as of March 2018. Over the last three months, revenues have averaged $9,000/month, cost of goods sold has averaged $20,500/month, and operational expenses have averaged $56,000/month, for an average burn rate of $67,500 per month.

Minds has access to an ongoing line of credit of $1M, which is drawn upon only as necessary, so total access to cash is not reflected in cash on hand. The remaining balance as of December 21, 2017 was $350,000.

## Message to Investors

Greetings Minds Investor Community,

The last 9 months have been incredible. Everyday we are seeing why our strategy and philosophy are so critical to the next evolution of technology companies. Internet freedom, transparency, privacy, monetization and rewards are in increasing demand and the traditional networks that don't hold these values are being punished severely by the market.

We have been deeply product-focused since the Wefunder, and based on your feedback so far, that was well worth it. Our applications for both web and mobile are performing better than ever as we move towards the Ethereum Main Net this year. One of the most significant products we launched was Wire, a p2p crowdfunding system where users can exchange tokens for rewards such as exclusive content. Helping creators monetize independently and earn rewards for the engagement they bring to the network is core to the way Minds works.

For the first time ever, Facebook saw a decline in quarterly active users, and they continue to lose the trust of their community due to their mishandling of personal data, algorithm manipulation and unethical surveillance practices. People are searching for a viable alternative that respects user rights, and Minds is well positioned to capitalize on this movement.

In June 2017, we broke the record for the fastest company ever to raise $1 million in a SEC Regulation CF equity-crowdfunding campaign from over 1,500 investors in just 19 days. This was a major achievement and helped Minds become a truly community-owned network.

Our active user base has more than doubled and all of our key indicators continue to show strong growth. Total boost volume grew by 385% and we are currently serving over 40 million boosted views per month. Additionally, new user signups increased by 90% year over year and continues to grow as issues with traditional social networks become more apparent. Total revenues were up 38% in 2017.

Thank you for being a part of this with us. Please reach out to us directly with any ideas, concerns or questions.

Net Margin: -448% Gross Margin: -22% Return on Assets: -94% Earnings per Share: -$302,148.50 Revenue per Employee: $16,856

Cash to Assets: 96% Revenue to Receivables: 7,188% Debt Ratio: 114%

Minds__Inc._Financial_Statemen...

Minds__Inc._Financial_Statments...

Minds__Inc._Financial_Statments_...

Minds__Inc._Financial_Statemen...

# We ❤ Our 1474 Investors

## Thank You For Believing In Us

Eric Rodrigues
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# Thank You!

## From the Minds Team



**Bill Ottman**
CEO



**Mark Harding**
CTO



**John Ottman**
Chairman



**Ian Crossland**
Director of Media



**Peter Schwartz**
CFO



**Mark Andrew Culp**
Director of Finance



**Emiliano Balbuena**
Senior Developer



**Taylor Humphrey**

Marketing Associate

# Details

### The Board of Directors

| DIRECTOR | OCCUPATION | JOINED |
|---|---|---|
| Bill Ottman | CEO @ Minds | 2011 |
| John Ottman | Chairman @ Solix | 2012 |

### Officers

| OFFICER | TITLE | JOINED |
|---|---|---|
| Mark Harding | Co-founder, CTO | 2012 |
| Jack Ottman | COO | 2017 |
| Peter Schwartz | CFO, Principal Financial Officer, Comptroller, Principal Accounting Officer | 2016 |
| Bill Ottman | Founder, CEO, President, Secretary, Treasurer | 2011 |
| John Ottman | Co-founder, Chairman, Vice President | 2012 |

### Voting Power

| HOLDER | SECURITIES HELD | VOTING POWER |
|---|---|---|
| The Minds Trust (The primary beneficiary is Margaret Ottman. The eligible beneficiaries are Margaret Ottman, John Ottman III, Elizabeth Ottman and William Ottman) | 500,000 Common Stock | 20.0% |
| John Ottman | 500,000 Common Stock | 20.0% |
| Bill Ottman | 1,000,000 Common Stock | 40.0% |

### Past Equity Fundraises

| DATE | AMOUNT | SECURITY | EXEMPTION |
|---|---|---|---|
| 12/2013 | $347,300 | | Regulation A+, Tier 2 |

*The use of proceeds is to fund general operations.*

### Outstanding Debts

None.

### Related Party Transactions

At December 31, 2017, drawings under the John Ottman Letter of Credit were $651,348. Interest under this facility accrues at a simple rate of 8% per annum. Also as of December 31, 2017, accrued interest payable under this line was $81,169. All drawings and accrued interest under the letter of credit are due and payable at December 31, 2018. The line of credit, including any accrued interest, will come due at the earlier of a financing event in excess of $5,000,000, sale of the Company, or the expiration date of the line of credit.

### Capital Structure

| CLASS OF SECURITY | SECURITIES (OR AMOUNT) AUTHORIZED | SECURITIES (OR AMOUNT) OUTSTANDING | VOTING RIGHTS |
|---|---|---|---|
| Common | 5,000,000 | 2,500,000 | Yes |

| | SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION |
|---|---|
| Warrants: | 0 |
| Options: | 500,000 |

### Risks

Until now, Minds has obtained sufficient capital for operations primarily from investors and cash infusions from the founder. Future operations depend on Minds' ability to generate revenue. While Minds may consider funding its business in the future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained. In the two most recent fiscal years ending December 31, 2017, the Company has consumed a total of over $960K in cash. There is no guarantee that, even with significant subsequent cash infusions, the Company will break even or generate positive cash flows.

Although most of our officers are full time, please note that Andy Culp and Peter Schwartz are not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Global markets for the Company's offering are highly competitive and subject to rapid technological change. The Company may not be able to effectively compete in some or all of these markets. Some competitors may have greater financial, research and development, operational and marketing resources than Minds and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Minds' competitors to respond more quickly with new, alternative or emerging technologies. The Company's quarterly and annual operating results may fluctuate widely, and be negatively affected by efforts to build volume or react to competition.

Minds is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. Minds' success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Minds operates. If any of Minds' key personnel were to quit the company or die, the business may be adversely affected.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Minds user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

The Company relies on Amazon Web Services for hosting and other third party technology vendors such as Stripe, Braintree, Google and Paypal for payments and financial services. Any interruption in the availability of these services could have material negative impact on our ability to deliver service to users, as well as the profitability of these operations. Interruptions could occur due to both Internet outages as well as policy changes or terms violations according to these third parties. The prospect of increased regulation and/or Internet censorship may create access challenges to our users and service offerings. Our long-term vision is to extract all third party hosting requirements in order to become independently sustainable.

### Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

### Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

### Company

Minds, Inc.

- Delaware Corporation
- Organized February 2011
- 8 employees

PO Box 7681

Wilton CT 06897

https://minds.com

### Business Description

Refer to the Minds profile.

### EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

### Compliance with Prior Annual Reports

Minds is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

### All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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2nd

# Bill Ottman

Co-founder & CEO

Boston Global Forum • University of Vermont

Greater New York City Area • 500+

Connect

We are spiraling through the cosmos right now. Remember that! I am co-creating a free and open source social networking platform called Minds. I'm also an artist, activist and musician. Freedom of the press and u… See more

## Highlights

**1 Mutual Connection**
You and Bill both know Stephen G. Barr

## Bill's Activity

990 followers

+ Follow

Let's see if linkedin's newsfeed works. Message me minds.com/ottman and I'll feature your content. Grab the new app. https://lnkd.in/duxC2nV https://lnkd.in/d9vPNn6
Bill shared this

See all activity

## Experience

**Fellow**
Boston Global Forum
2015 – Present • 2 yrs

**Board of Advisors**
Code to Inspire
2015 – Present • 2 yrs

**Co-Creator & CEO**
Minds
Sep 2010 – Present • 6 yrs 9 mos
See description

**Advisor**
Word Capital
Jan 2014 – Present • 3 yrs 5 mos
Greater New York City Area
See description

**Editor**
Exposing The Truth
2008 – Present • 9 yrs
See description

See more positions

## Education

**University of Vermont**
B.A., English, Music
2004 – 2008
Activities and Societies: Peace and Global Justice

**The Hotchkiss School**
2002 – 2004

## Contact and Personal Info

Bill's Profile, Websites, Twitter, and Birthday

Show more

## Learn the skills Bill has

**Blues Guitar: Learn to Play**
Viewers: 1,807

**Avid Media Composer 8 Essential Training**
Viewers: 22,995

**Final Cut Pro X Guru: Online Offline Workflows**

Messaging



3rd

# John Ottman

Executive Chairman at Solix Technologies, Inc., Chairman and Co-founder at Minds, Inc.

Solix Technologies, Inc. • Denison University

Greater New York City Area • 500+

Send InMail | Connect

Working for and building great companies

## John's Activity

1,572 followers

+ Follow

From CXO Today, "Solix gearing up for a data-driven future in India": http://buff.ly
John liked

Farewell SAP
John liked

Partner with Solix, leader in Enterprise Data Management, to enable the expansion of new
John shared this

Kamal Brar, VP & GM Hortonworks APAC, joins me on stage at Solix Empower Bangalore,
John commented

Solix Gearing Up For A Data-Driven Future In India
John liked

McDonald's worker with Down syndrome celebrates 30 YEARS in the job
John liked

See all activity

## Experience

**Executive Chairman**
Solix Technologies, Inc.
Mar 2012 – Present • 5 yrs 3 mos
Santa Clara, CA and New York, NY

**Chairman and Co-founder**
Minds, Inc.
Jan 2012 – Present • 5 yrs 5 mos
Wilton, CT

**President and CEO**
Application Security, Inc. (acquired by Trustwave Holdings, Inc.)
Sep 2008 – Aug 2011 • 3 yrs

**Vice President**
IBM, Information Management
Dec 2007 – Sep 2008 • 10 mos

**President**
Princeton Softech, Inc. (acquired by IBM)
Dec 2006 – Sep 2007 • 10 mos

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## Education

**Denison University**
1976 – 1980

**The Hotchkiss School**
1973 – 1976

## Contact and Personal Info

John's Profile, Websites, and Twitter

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Messaging

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Sr. Director, Strategic Partners, Revenue Creator, Strategy, Big Data, Cloud, Enterprise

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Vice President at Solix Technologies, Inc

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Senior Vice President

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Executive Director, UC Berkeley-Haas School of Business, Garwood Center for Corporate Innovation

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Director at Hess Corporation



3rd

# Mark Harding

CTO at Minds

Kramnorth Limited • Royal Conservatoire of Scotland

Manchester, United Kingdom • 500+

Send InMail | Connect

Technologist, Designer & Creator.

## Experience

**Founder & Director**
Kramnorth Limited
Jun 2014 – Present • 3 yrs
Preston, United Kingdom

Kramnorth is a software design and development company specialising in open source technologies.

Kramnorth build stunning applications and websites tailored to clients specifications for various platforms such as iOS (iPhone and iPad), Android and the web. We love making new and amazing things that look great.

See less

**Chief Technology Officer**
Minds.com
Jul 2012 – Present • 4 yrs 11 mos
UK/USA

See description

**Developer**
Freelance Application Developer
2009 – Jun 2014 • 5 yrs
Internet

See description

## Education

**Royal Conservatoire of Scotland**
Bachelor's Degree, BMus
2011 – 2014

**Rossall School**
GCSEs & AS Levels
2008 – 2011

**Contact and Personal Info**
Mark's Profile, Websites, and Twitter
Show more

Messaging

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Co-fo

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Social worker

**Andrew Fenna** • 3rd
Principal Database Developer at LateRooms.com

**Simon Wheatley** • 3rd
WordPress developer and co-founder at Code for the People Ltd

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Full-stack PHP Developer @ Manchester

**Chris Arnold** • 3rd
Chief Technical Officer at Netwealth Investments. I drink coffee and build clouds.

**Barry Carlyon** • 3rd
Web Developer at Fred Aldous



3rd

# Peter Schwartz

CFO at CloudCheckr Inc.

CloudCheck Inc. • The George Washington University - School of Business

Greater New York City Area • 325

Send InMail | Connect

Previously CFO at Computer Associates International(NYSE-CA); Interworld Corporation(NASDAQ-INTW); Opus360 Corporation/Artemis International Solutions Corporation(OTCBB-AMSI); and Actimize Ltd.(Private)Speci... See more

## Experience

**CFO**
CloudCheck Inc.
Jun 2014 – Present • 3 yrs
Greater New York City Area

Set up financial and accounting infrastructure for startup SAAS cloud software company.
Provide all on-going Financial and Administrative services.

See less

**Chief Financial Officer**
Application Security, Inc.
Jul 2007 – Jan 2014 • 6 yrs 7 mos

See description

**CFO**
Actimize Inc.
Apr 2004 – Jun 2006 • 2 yrs 3 mos

**Chief Financial Officer**
Artemis International/Opus360
2000 – 2003 • 3 yrs

**CFO**
Interworld
1998 – 2000 • 2 yrs

See more positions

## Education

**The George Washington University - School of Business**
MBA, Finance

**Yale University**
BA, American Studies

Contact and Personal Info

Peter's Profile

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Messaging

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Sr Account Exec at CloudCheckr

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Inside Sales Expert @The Bridge Group | Inside Sales | Strategy | Lead Generation | Best Practices | Coaching

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